Exhibit 99.1

Harleysville Group Inc. Reports Second Quarter 2009 Results

Second quarter highlights:

  Operating income of $0.72 per share
  Operating return on equity of 12.6 percent
  Statutory combined ratio1 of 99.5 percent
  Book value of $25.08 per share; up 8 percent from year-end 2008
  Dividend raised 8 percent to $1.30 per share on an annualized basis; up more than 70 percent over the last three years
  $25 million share repurchase program announced

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--July 30, 2009--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.72 per share for the second quarter of 2009, compared to $0.31 per share in the second quarter of 2008. For the six-month periods, the company reported diluted operating income of $1.34 per share in 2009 and $1.11 per share in 2008. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“I’m pleased to report that we had a strong overall performance in the second quarter,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “Our operating return on equity (ROE) for the trailing 12 months was 12.6 percent, exceeding our long-term ROE goal of at least 12 percent. We also reported a statutory combined ratio of 99.5 percent, and operating income of $0.72 per share.

“Our balance sheet remains strong, with our book value increasing 8 percent to $25.08 from $23.18 at year-end 2008,” Browne continued. “At the same time, our capital management efforts continue to differentiate us from our competitors. As we announced earlier today, we are increasing our dividend by 8 percent to an annualized $1.30 per share from $1.20 per share. We also authorized a stock buyback to repurchase up to an additional $25 million, or approximately 3 percent, of our outstanding shares. This new stock repurchase program is our fifth since June 2007. When it’s completed, we will have bought back approximately 20 percent of our outstanding shares since the middle of 2007. Our ability to continue increasing our dividend and buying back shares reflects our financial strength, as evidenced by a blue chip investment portfolio, a solid reserve position, a debt-to-capital ratio of 16 percent2 and a premium-to-surplus ratio of 1.4 to 1. With that as our foundation, we’re positioned to continue to be a strong and stable market for our agents’ best business.”

The company reported diluted net income of $0.72 per share in the second quarter of 2009, compared to $0.31 per share in the second quarter of 2008. Realized investment gains (losses) after tax in the second quarter of both 2009 and 2008 were negligible. For the six-month periods, diluted net income was $1.32 per share in 2009 and $1.11 per share in 2008. For the six months, the company reported $0.02 per share after tax of realized investment losses in 2009, compared to minimal investment losses in 2008.

The company’s second quarter net written premiums decreased 6.6 percent to $222.3 million in 2009, compared to $237.9 million in the same period in 2008. Net written premiums through six months were $439.0 million in 2009, compared to $469.7 million in 2008, excluding the non-recurring impact of the pooling change in 2008.

Harleysville Group’s overall statutory combined ratio was 99.5 percent in the second quarter of 2009, compared to 107.7 percent in the second quarter of 2008. Catastrophe losses added 1.7 points to the second quarter result in 2009, compared to 10.9 points in 2008. For the six months, the statutory combined ratio was 100.7 percent in 2009, versus 102.2 percent in 2008. Catastrophe losses added 1.2 points to the six-month result in 2009 and 6.1 points in 2008. Adjusting for the one-time impact of the 2008 pooling change, the statutory combined ratio for the six months of 2008 was 102.9 percent.

Second quarter pretax investment income decreased 7.7 percent to $26.4 million, while after-tax investment income was down 5.2 percent in the second quarter to $19.8 million. For the six months, pretax investment income declined 8.7 percent to $52.8 million, while after-tax investment income was down 6.3 percent to $39.4 million. Operating cash flow for the six months of 2009 was $38.2 million, compared to $44.7 million in the six months of 2008, excluding the non-recurring impact of the pooling change in 2008.

Commercial lines Net written premiums in commercial lines decreased 9.7 percent to $176.5 million in the second quarter of 2009. For the six months, net written premiums were down 9.3 percent to $354.9 million. The commercial lines statutory combined ratio was 100.2 percent in the second quarter of 2009, versus 106.1 percent in the second quarter of 2008. For the six months, the statutory combined ratio was 101.4 percent in 2009, compared to 102.5 percent in 2008, adjusting for the non-recurring impact of the pooling change in 2008.

Personal lines Net written premiums in personal lines were up 7.8 percent to $45.7 million in the second quarter of 2009. For the six months, net written premiums grew 7.2 percent to $84.2 million. Harleysville Group’s personal lines statutory combined ratio was 96.8 percent in the second quarter of 2009, versus 115.7 percent during the second quarter of 2008. For the six months, the statutory combined ratio was 97.8 percent in 2009, compared to 104.8 percent in 2008, adjusting for the non-recurring impact of the pooling change in 2008.

Outlook “Looking ahead, we will remain focused on the basics of our business in order to retain our best accounts and generate responsible, profitable growth,” Browne said. “Most importantly, we will not compromise underwriting quality to chase a near-term growth goal. Instead, we will work closely with our agency partners to remain disciplined—despite current market conditions—as we seek to consistently produce improving earnings, profitable underwriting and an operating ROE of 12 percent or better—all of which will serve to differentiate us throughout 2009 and beyond.”

Webcast The company will host a live Webcast tomorrow, July 31, 2009, at 8 a.m. (ET) to discuss its second quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville was listed recently as #30 in the InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been ranked on the list in each of the last three years. Harleysville Mutual Insurance Company owns 53 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was recognized with a 2009 Mergent Dividend Achiever Award for its long-term history of dividend increases. Further information can be found on the company’s Web site at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

2 Excludes the effects of SFAS No. 115.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended June 30		Six months ended June 30
(in thousands, except per share data)	2009	2008	2009	2008
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.72	$0.31	$1.34	$1.11
Realized investment losses, net of income tax benefit			(0.02)
Net income	$0.72	$0.31	$1.32	$1.11
Cash dividends per common share	$0.30	$0.25	$0.60	$0.50

FINANCIAL CONDITION		June 30, 2009		December 31, 2008
Assets		$3,203,625		$3,155,318
Shareholders' equity		$692,056		$652,634
Per common share		$25.08		$23.18

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended June 30		Six months ended June 30
(in thousands, except per share data)	2009	2008	2009	2008
REVENUES:
Premiums earned	$214,789	$229,835	$432,812	$459,208
Investment income, net of investment expense	26,364	28,565	52,753	57,763
Realized investment gains (losses)	(98)	183	(1,041)	(49)
Other income	3,406	2,937	6,831	6,453
Total revenues	244,461	261,520	491,355	523,375
LOSSES AND EXPENSES:
Losses and loss settlement expenses	138,750	170,733	285,479	318,043
Amortization of deferred policy acquisition costs	53,782	56,698	107,879	113,654
Other underwriting expenses	22,067	20,429	42,793	41,340
Interest expense	1,564	1,625	3,186	3,297
Other expenses	1,355	1,130	2,167	2,290
Total expenses	217,518	250,615	441,504	478,624
Income before income taxes	26,943	10,905	49,851	44,751
Income taxes	6,811	1,543	12,430	11,247
Net income	$20,132	$9,362	$37,421	$33,504
Weighted average number of shares outstanding:
Basic	28,001,825	29,677,137	28,146,539	29,993,446
Diluted	28,116,209	29,967,292	28,290,101	30,275,956
Per common share:
Basic earnings	$0.72	$0.32	$1.33	$1.12

Diluted earnings	$0.72	$0.31	$1.32	$1.11

RECONCILIATION TO OPERATING INCOME :
Net income	$20,132	$9,362	$37,421	$33,504
Less realized investment gains (losses), net of income taxes (benefit)	(64)	119	(677)	(32)
Operating income	$20,196	$9,243	$38,098	$33,536

These financial figures are unaudited.

*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	June 30, 2009*	December 31, 2008
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $233,438 and $250,798)	$225,670	$246,855
Available for sale, at fair value (amortized cost $1,974,876 and $1,889,778)	2,036,593	1,914,051
Equity securities, at fair value (cost $134,742 and $96,004)	150,964	98,815
Short-term investments, at cost, which approximates fair value	123,368	210,682
Other invested assets, at cost, which approximates fair value	2,698	3,189
Total investments	2,539,293	2,473,592
Cash	146	146
Premiums in course of collection	151,609	142,602
Reinsurance receivable	207,420	212,654
Accrued investment income	26,445	25,630
Deferred policy acquisition costs	112,768	110,339
Prepaid reinsurance premiums	39,333	41,481
Property and equipment, net	13,645	12,511
Deferred income taxes	51,427	68,892
Other assets	61,539	67,471
Total assets	$3,203,625	$3,155,318
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,778,196	$1,767,601
Unearned premiums	488,639	484,560
Accounts payable and accrued expenses	120,110	119,063
Due to affiliate	6,124	12,960
Debt	118,500	118,500
Total liabilities	2,511,569	2,502,684
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,488,944 and 34,254,581 shares; outstanding 27,591,035 and 28,156,672 shares	34,489	34,254
Additional paid-in capital	239,769	231,715
Accumulated other comprehensive income (loss)	16,257	(17,390)
Retained earnings	609,770	589,146
Treasury stock, at cost, 6,897,909 and 6,097,909 shares	(208,229)	(185,091)
Total shareholders' equity	692,056	652,634
Total liabilities and shareholders' equity	$3,203,625	$3,155,318

*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended June 30		Six months ended June 30
(dollars in thousands)	2009	2008	2009	2008
Net premiums written*	$222,251	$237,868	$439,038	$515,446
Statutory surplus*			$640,983	$583,315

Pretax investment income	$26,364	$28,565	$52,753	$57,763
Related federal income taxes	6,566	7,681	13,362	15,714
After-tax investment income	$19,798	$20,884	$39,391	$42,049

SEGMENT INFORMATION
	Quarter ended June 30		Six months ended June 30
(dollars in thousands)	2009	2008	2009	2008
Revenues:
Premiums earned:
Commercial lines	$173,452	$189,746	$351,130	$379,258
Personal lines	41,337	40,089	81,682	79,950
Total premiums earned	214,789	229,835	432,812	459,208
Net investment income	26,364	28,565	52,753	57,763
Realized investment gains (losses)	(98)	183	(1,041)	(49)
Other	3,406	2,937	6,831	6,453
Total revenues	$244,461	$261,520	$491,355	$523,375

Income before income taxes:
Underwriting gain (loss):
Commercial lines	($1,402)	($13,406)	($6,278)	($22,937)
Personal lines	(43)	(7,041)	1,012	(5,344)
SAP underwriting loss	(1,445)	(20,447)	(5,266)	(28,281)
GAAP adjustments	1,635	2,422	1,927	14,452
GAAP underwriting gain (loss)	190	(18,025)	(3,339)	(13,829)
Net investment income	26,364	28,565	52,753	57,763
Realized investment gains (losses)	(98)	183	(1,041)	(49)
Other	487	182	1,478	866
Income before income taxes	$26,943	$10,905	$49,851	$44,751

Income taxes on net investment income	$6,566	$7,681	$13,362	$15,714
Income taxes (benefit) on remaining gain (loss)	245	(6,138)	(932)	(4,467)
Total income taxes	$6,811	$1,543	$12,430	$11,247

Effective tax rate on:
Net investment income	24.9%	26.9%	25.3%	27.2%
Income	25.3%	14.1%	24.9%	25.1%

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended June 30		Six months ended June 30
			Without Intercompany Pooling Transfer**
(dollars in thousands)	2009	2008	2009	2008	2008

Net premiums written:

Commercial:
Automobile	$46,699	$51,851	$94,101	$104,307	$114,610
Workers' compensation	19,461	27,205	45,207	58,035	63,143
Commercial multi-peril	88,265	92,479	172,278	183,318	200,948
Other commercial	22,097	23,905	43,299	45,595	49,780

Total commercial	$176,522	$195,440	$354,885	$391,255	$428,481

Personal:
Automobile	$21,252	$19,160	$40,706	$37,273	$41,132
Homeowners	21,246	20,250	37,582	36,000	40,132
Other personal	3,231	3,018	5,865	5,200	5,701

Total personal	$45,729	$42,428	$84,153	$78,473	$86,965

Total personal and commercial	$222,251	$237,868	$439,038	$469,728	$515,446

Statutory combined ratios:

Commercial:
Automobile	89.4%	98.1%	89.3%	95.9%	95.0%
Workers' compensation	113.3%	111.9%	110.1%	111.7%	111.0%
Commercial multi-peril	104.3%	107.1%	106.1%	104.8%	104.1%
Other commercial	93.5%	113.0%	100.6%	97.9%	97.2%

Total commercial	100.2%	106.1%	101.4%	102.5%	101.8%

Personal:
Automobile	103.7%	90.2%	105.3%	94.0%	93.1%
Homeowners	93.2%	142.0%	93.6%	117.6%	116.5%
Other personal	74.6%	114.6%	76.1%	92.4%	92.5%

Total personal	96.8%	115.7%	97.8%	104.8%	103.9%

Total personal and commercial statutory combined ratio	99.5%	107.7%	100.7%	102.9%	102.2%

GAAP combined ratio	99.9%	107.8%	100.8%		103.0%

GAAP losses paid	$136,162	$155,322	$270,194		$284,973

Net catastrophe losses incurred	$3,583	$25,069	$5,298		$28,095

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

**The effect of the January 1, 2008, pooling transfer of $45,718,282 of net premiums written (representing the transfer of the January 1, 2008, unearned premium balance) and the effect of the pool transfer on the statutory combined ratios are excluded below for comparative purposes.

CONTACT:
Harleysville Group Inc.
Investors:
Mark Cummins, 215-256-5025
mcummins@harleysvillegroup.com
or
Media:
Randy Buckwalter, 215-256-5288
rbuckwalter@harleysvillegroup.com